Exhibit 99.2

SECOND QUARTER 2020 NATIONAL BANK HOLDINGS CORPORATION SUPPLEMENTAL DISCLOSURE JULY 21, 2020 EXHIBIT 99.2

SECOND QUARTER 2020 FINANCIAL HIGHLIGHTS CAPITAL RATIOS 13.2% Common Equity Tier 1 LIQUIDITY Loan to deposit ratio of 88% PRE-PROVISION NET REVENUE $33.7 million TRANSACTION DEPOSIT GROWTH 57.7% annualized linked quarter ACL / LOANS 1.26% 1.36% excluding PPP loans EXPENSE 61.1% FTE efficiency ratio 59.2% adjusted ‒ Strong capital levels with $300 million in excess capital over 7.0% common equity tier 1 risk-based regulatory requirement ‒ Ample liquidity with access to $1.9 billion in readily available funds ‒ 110% annualized linked quarter build in PPNR in preparation for potential impact of COVID-19 ‒ Relationship based banking provides for strong core deposit base ‒ Net charge offs just five basis points; decreasing levels of non- accrual loans to total loans; credit loss allowance increased by 55% since 12/31/19 ‒ Announced consolidations of 12 banking centers which will result in annual expense savings of $3.5 million 2

COVID-19 HIGH IMPACT INDUSTRIES AS OF 6/30/20 RESTAURANTS OIL & GAS RETAILERS LOAN OUTSTANDINGS $213.1 MILLION $121.5 MILLION $34.1 MILLION OF TOTAL LOANS 4.5% OF TOTAL LOANS 2.5% OF TOTAL LOANS 1.0% CLIENTS 99 CLIENTS 170 QUICK SERVICE 75% ESSENTIAL BUSINESSES 53% AVERAGE SR DEBT TO CAP 32% MIDSTREAM & NAT GAS 99% NO NEW LOANS IN 5 YEARS COMMERCIAL MULTIFAMILY RETAIL HOTEL & LODGING INDUSTRIES AND LOAN TYPES WITH NO DIRECT EXPOSURE Aviation Cruise Lines Energy Services Auto Manufacturing/ Dealer Floor Plans Indirect Auto Car Leasing Hedge Funds Gaming & Casinos Convention Centers Credit Cards Malls Taxi/Ride Share $180.9 MILLION $94.1 MILLION $55.5 MILLION OF TOTAL LOANS 3.8% CLIENTS 37 AVERAGE DSC 1.67X AVERAGE LTV 56% OF TOTAL LOANS 2.0% CLIENTS 31 AVERAGE DSC 1.35X AVERAGE LTV 62% OF TOTAL LOANS 1.2% CLIENTS 62 AVERAGE DSC 1.33X AVERAGE LTV 66% CRE NON-OWNER OCCUPIED CLIENTS 5 LOAN OUTSTANDINGS LOAN OUTSTANDINGS LOAN OUTSTANDINGS LOAN OUTSTANDINGS LOAN OUTSTANDINGS GAS/AUTO GROCERIES STAPLES TACO BELL POPEYE’S WENDY’S BURGER KING 3 HOSPITALS/ MEDICAL $216.9 MILLION OF TOTAL LOANS 4.5% MUNICIPAL CRITICAL ACCESS HOSPITALS 54% AVG. LOAN SIZE TO DOCTORS AND DENTISTS $350K CLIENTS 173 LOAN OUTSTANDINGS

LOANS OUTSTANDING LOANS MODIFIED 3 MONTH INTEREST ONLY 3 MONTH FULL PMT DEFERRAL >3 MONTH PMT MOD COMMERCIAL 3,042.0 63.7% 265.6 8.7% 195.0 66.8 3.8 CRE NON-OWNER OCCUPIED 641.8 13.4% 199.2 31.0% 45.2 149.5 4.5 RESIDENTIAL REAL ESTATE 729.0 15.2% 27.5 3.8% 15.1 12.4 - CONSUMER 20.9 0.4% 0.2 1.0% 0.2 -- PPP 348.7 7.3% - 0.0% --- TOTAL LOANS 4,782.4 100.0% 492.5 10.3% 255.5 228.7 8.3 $ $ $ $ MODIFICATION TYPE ‒ Modification requests handled individually on a relationship basis; weekly cash flow forecast monitoring implemented for business clients; and as appropriate, cash equity injections required ‒ Majority of clients are expected to return to regular payments during the third quarter ‒ Recognizing that certain hotel clients could face a longer revenue recovery path, the Bank is working with these clients on re-stabilization structures, requiring additional cash equity injections and certain restrictive covenants COVID MODIFICATIONS AS OF 6/30/20 $ $ $ $ $ $ $ (MM) | % $ (MM) | %(1) 4 (1) Loans modified as a percentage of total loan segment